Exhibit 3.1

EIGHTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SPRINKLR, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

SPRINKLR, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of the Corporation is Sprinklr, Inc.

2. That the original Certificate of Incorporation of the Corporation was filed with the Office of the Secretary of State of the State of Delaware on August 22, 2011. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Office of the Secretary of State of the State of Delaware on August 29, 2011. A Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Office of the Secretary of State of the State of Delaware on February 4, 2013. A Third Amended and Restated Certificate of Incorporation of the Corporation was filed with the Office of the Secretary of State of the State of Delaware on October 30, 2013. A Fourth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Office of the Secretary of State of the State of Delaware on April 10, 2014. A Fifth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Office of the Secretary of State of the State of Delaware on December 18, 2014, which was amended by the Amendment to the Fifth Amended and Restated Certificate of Incorporation filed with the Office of the Secretary of State of the State of Delaware on January 15, 2015. A Sixth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Office of the Secretary of State of the State of Delaware on March 24, 2015, which was amended by the Amendment to the Sixth Amended and Restated Certificate of Incorporation filed with the Office of the Secretary of State of the State of Delaware on May 22, 2015 and the Second Amendment to the Sixth Amended and Restated Certificate of Incorporation filed with the Office of the Secretary of State of the State of Delaware on October 15, 2015. A Seventh Amended and Restated Certificate of Incorporation of the Corporation was filed with the Office of the Secretary of State of the State of Delaware on June 14, 2016, which was amended by the Amendment to the Seventh Amended and Restated Certificate of Incorporation filed with the Office of the Secretary of State of the State of Delaware on July 19, 2016, the Second Amendment to the Seventh Amended and Restated Certificate of Incorporation filed with the Office of the Secretary of State of the State of Delaware on February 11, 2020, the Third Amendment to the Seventh Amended and Restated Certificate of Incorporation filed with the Office of the Secretary of State of the State of Delaware on April 7, 2020, and the Fourth Amendment to the Seventh Amended and Restated Certificate of Incorporation filed with the Office of the Secretary of State of the State of Delaware on May 20, 2020 (the “Restated Charter”).

3. That this Eighth Amended and Restated Certificate of Incorporation was duly adopted by the board of directors and the stockholders of the Corporation in accordance with Sections 141(f), 228, 242 and 245 of the General Corporation Law:

RESOLVED, that the Restated Charter of the Corporation be amended and restated in its entirety to read as follows:

FIRST: The name of the Corporation is Sprinklr, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, County of New Castle, State of Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH: The total number of shares of all classes of stock which shall have authority to issue is (i) 299,000,000 shares of Common Stock, $0.00003 par value per share (“Common Stock”), and (ii) 122,309,253 shares of Preferred Stock, $0.00003 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.	COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

B.	PREFERRED STOCK

(i) 26,000,001 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock,” (ii) 28,928,898 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock,” (iii) 11,441,559 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock,” (iv) 13,465,443 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series D Preferred Stock,” (v) 5,557,644 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series D-2 Preferred Stock,” (vi) 4,347,942 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series E-1 Preferred Stock,” (vii) 975,114 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series E-2 Preferred Stock,” (viii) 11,690,933 shares of the authorized Preferred Stock of the Corporation are hereby designated as “Series F Preferred Stock,” (ix) 10,810,810 shares of the authorized Preferred Stock of the Corporation are hereby designated as “Series G-1 Preferred Stock” and (x) 9,090,909 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series G-2 Preferred Stock,” each with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. The Series G-1 Preferred Stock and the Series G-2 Preferred Stock are referred to herein, collectively, as the “Series G Preferred Stock.” The Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-2 Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series F Preferred Stock and the Series G Preferred Stock are referred to herein, collectively, as the “Preferred Stock.” Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1. Dividends. No dividend may be declared or paid on the Common Stock (other than dividends payable in shares of Common Stock) unless any and all such dividends or distributions are distributed among all holders of Common Stock and Preferred Stock in proportion to the number of shares of Common Stock that would be held by each such holder if all shares of Preferred Stock were converted to Common Stock at the then effective Conversion Rate (as defined below). Any dividends payable on the Preferred Stock shall be payable as to each series ratably, on a pari passu basis, in proportion to the number of shares of Common Stock into which such series would be convertible at the then effective Conversion Rate (as defined below), only when, as and if declared by the Board of Directors of the Corporation (the “Board”).

2. Distribution of Available Proceeds Upon a Liquidation Event.

2.1 Liquidation Preference. In the event of any Liquidation Event (as defined below), either voluntary or involuntary, the holders of each series of Preferred Stock shall be entitled to receive, on a pari passu basis with each other series of Preferred Stock, but prior and in preference to any distribution of the Proceeds (as defined below) to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of the applicable Original Issue Price (as defined below) for such series of Preferred Stock, plus declared but unpaid dividends on such share. If, upon the occurrence of such event, the Proceeds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire Proceeds legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this Section 2.1.

2.2 Distribution of Remaining Proceeds. Upon completion of the distributions required by Section 2.1, all of the remaining Proceeds available for distribution to stockholders shall be distributed among the holders of shares of Series C Preferred Stock, Series B Preferred Stock and Common Stock, pro rata based on the number of shares of Common Stock held by each, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such Liquidation Event; provided, however, that (a) if the aggregate amount which the holders of Series C Preferred Stock are entitled to receive under Section 2.1 and this Section 2.2 shall exceed the product of (i) two (2) multiplied by (ii) the Original Issue Price per share of Series C Preferred Stock plus all accrued but unpaid dividends thereon (subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification, or similar event affecting the Series C Preferred Stock, the “Series C Maximum Participation Amount”), each holder of Series C Preferred Stock shall be entitled to receive upon such Liquidation Event the greater of (A) the Series C Maximum Participation Amount and (B) the amount such holder would have received if all shares of Series C Preferred Stock had been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation and (b) if the aggregate amount which the holders of Series B Preferred Stock are entitled to receive under Section 2.1 and this Section 2.2 shall exceed the product of (i) three (3) multiplied by (ii) the Original Issue Price per share of Series B Preferred Stock plus all accrued but unpaid dividends thereon (subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification, or similar event affecting the Series B Preferred Stock, the “Series B Maximum Participation Amount”), each holder of Series B Preferred Stock shall be entitled to receive upon such Liquidation Event the greater of (A) the Series B Maximum Participation Amount and (B) the amount such holder would have received if all shares of Series B Preferred Stock had been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation.

2.3 Deemed Conversion. Notwithstanding the above, for purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive with respect to a Liquidation Event, each such holder of shares of a series of Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of such series into shares of Common Stock immediately prior to the Liquidation Event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such series of Preferred Stock into shares of Common Stock. If any such holder shall be deemed to have converted shares of Preferred Stock into Common Stock pursuant to this Section 2.3, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Common Stock.

2.4 Certain Defined Terms. For purposes of this Section 2, the following terms shall have the following meanings:

(a) “Definitive Acquisition Agreement” shall mean any definitive agreement(s) governing a Liquidation Event.

(b) “Liquidation Event” shall mean and include (i) the closing of the sale, lease, transfer or other disposition of all or substantially all of the Corporation’s and its subsidiaries’ assets taken as a whole in one transaction or a series of related transactions, (ii) the consummation of the merger or consolidation of the Corporation with or into another entity (except a merger or consolidation in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Corporation or the surviving or acquiring entity), (iii) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Corporation’s securities), of the Corporation’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Corporation (or the surviving or acquiring entity), (iv) the grant to a single entity (or group of affiliated entities) of an exclusive, irrevocable license to all or substantially all of the Corporation’s intellectual property that is used to generate all or substantially all of the Corporation’s revenues, or (v) a liquidation, dissolution or winding up of the Corporation; provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the state of the Corporation’s incorporation or to create a holding company that will be owned in the same proportions by the persons who held the Corporation’s securities immediately prior to such transaction. Notwithstanding the prior sentence, the sale of shares of Preferred Stock in a financing transaction that is exclusively for capital raising purposes (and that does not result in a change of control of the corporation as determined in accordance with clause (iii) above) shall not be deemed a Liquidation Event. The treatment of any particular transaction or series of related transactions as a Liquidation Event may be waived with respect to the Preferred Stock upon the vote or written consent of the holders of a majority of all the then outstanding shares of Preferred Stock (except that such waiver shall not be effective with respect to the Series G Preferred Stock unless the Corporation receives the vote or written consent of the holders of a majority of the Series G-2 Preferred Stock).

(c) “Original Issue Price” shall mean, for each series of Preferred Stock, the following: (i) for the Series A Preferred Stock, the “Original Issue Price” shall mean $0.20 per share for each share of the Series A Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock), (ii) for the Series B Preferred Stock, the “Original Issue Price” shall mean $0.5185 per share for each share of the Series B Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock), (iii) for the Series C Preferred Stock, the “Original Issue Price” shall mean $1.5295 per share for each share of the Series C Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock), (iv) for the Series D Preferred Stock, the “Original Issue Price” shall mean $2.9705667 per share for each share of the Series D Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock), (v) for the Series D-2 Preferred Stock, the “Original Issue Price” shall mean $5.3979667 per share for each share of the Series D-2 Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock), (vi) for the Series E-1 Preferred Stock, the “Original Issue Price” shall mean $5.9377667 per share for each share of the Series E-1 Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock), (vii) for the Series E-2 Preferred Stock, the “Original Issue Price” shall mean $7.9662333 per share for each share of the Series E-2 Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock), (viii) for the Series F Preferred Stock, the “Original Issue Price” shall mean $9.0027 per share for each share of the Series F Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock), (ix) for the Series G-1 Preferred Stock, the “Original Issue Price” shall mean $9.25 per share for each share of the Series G-1 Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock) and (x) for the Series G-2 Preferred Stock, the “Original Issue Price” shall mean $11.00 per share for each share of the Series G-2 Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock).

(d) “Proceeds” shall mean the proceeds, funds and assets legally available for distribution to (or otherwise paid or payable to) the holders of the Corporation’s equity securities in respect of such securities in connection with a Liquidation Event, including, (i) any and all proceeds, funds and assets received by the Corporation or the holders of its equity securities for such Liquidation Event, plus (ii) any excess proceeds, funds or assets retained by the Corporation after giving effect to such Liquidation Event to the extent legally available for distribution.

2.5 Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board.

2.6 Allocation of Escrow. In the event of a Liquidation Event, if any portion of the Proceeds are placed into escrow and/or are payable to the stockholders of the Corporation subject to contingencies, the Definitive Acquisition Agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1, 2.2, and 2.3 as if the Initial Consideration were the only consideration payable in connection with such Liquidation Event and (b) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1, 2.2, and 2.3 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

2.7 No Power to Effect a Liquidation Event. The Corporation shall not have the power to effect a Liquidation Event unless the Definitive Acquisition Agreement provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1, 2.2, and 2.3 above.

3. Voting.

3.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of each series of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of such series of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class.

3.2 Election of Directors. The holders of record of the shares of Preferred Stock, exclusively and as a separate class, shall be entitled to elect three (3) directors of the Corporation (each a “Preferred Director” and, collectively, the “Preferred Directors”) and the holders of record of the shares of Common Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Preferred Stock or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Section 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Preferred Stock or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Preferred Stock), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Section 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Section 3.2.

3.3 Preferred Stock Protective Provisions. At any time when at least 13,150,000 shares of Preferred Stock are outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such Preferred Stock), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Preferred Stock, voting together as a separate class:

(a) liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Liquidation Event, or consent to any of the foregoing;

(b) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that would alter or change the powers, preferences, or special rights of the holders of Preferred Stock so as to affect them adversely;

(c) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Preferred Stock in all respects, including with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption;

(d) increase or decrease (other than by redemption or conversion) the total number of authorized or designated shares of the Corporation’s Common Stock;

(e) reclassify, alter or amend any existing security of the Corporation;

(f) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on any series of Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;

(g) create, or authorize the creation of, or issue, or authorize the issuance of, or permit any subsidiary to take any such action with respect to, any debt or debt security, in excess of $10,000,000;

(h) increase or decrease the authorized number of directors constituting the Board;

(i) enter into an agreement or otherwise agree to do any of the foregoing;

(j) create or issue an equity interest in any subsidiary that is not wholly owned (either directly or through one or more subsidiaries) by this corporation, the spinning off of any assets of this corporation into a non-wholly owned subsidiary or sale, transfer or other disposition of any equity interest in any direct or indirect subsidiary of this corporation, or the sale, lease, transfer, exclusive license or other disposition (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary; or

(k) effect any action with respect to any material subsidiary of this corporation that, if taken with respect to this corporation itself, would require approval under this Section 3.3.

Additionally, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of capital stock representing a majority of the then outstanding shares of Preferred Stock (voting together as a separate class), increase or decrease (other than by redemption or conversion) the total number of authorized or designated shares or issue additional shares of the Corporation’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-2 Preferred Stock, Series F Preferred Stock, Series G-1 Preferred Stock or Series G-2 Preferred Stock.

3.4 Series B Preferred Stock Protective Provisions. At any time when at least 9,000,000 shares of Series B Preferred Stock are outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such Preferred Stock), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock:

(a) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that would alter or change the powers, preferences, or special rights of the holders of Series B Preferred Stock so as to affect them adversely and in a manner proportionally different than any other series of Preferred Stock; provided, that the Corporation may create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock that ranks senior to or pari passu with the Series B Preferred Stock in all respects without the written consent or affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock; or

(b) enter into an agreement or otherwise agree to do any of the foregoing.

3.5 Series C Preferred Stock Protective Provisions. At any time when at least 3,000,000 shares of Series C Preferred Stock are outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such Preferred Stock), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least sixty percent (60%) of the outstanding shares of Series C Preferred Stock:

(a) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that would alter or change the powers, preferences, or special rights of the holders of Series C Preferred Stock so as to affect them adversely and in a manner proportionally different than any other series of Preferred Stock; provided, that the Corporation may create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock that ranks senior to or pari passu with the Series C Preferred Stock in all respects without the written consent or affirmative vote of the holders of at least sixty percent (60%) of the outstanding shares of Series C Preferred Stock; or

(b) enter into an agreement or otherwise agree to do any of the foregoing.

3.6 Series D Preferred Stock Protective Provisions. At any time when at least 3,000,000 shares of Series D Preferred Stock are outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such Preferred Stock), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least sixty percent (60%) of the outstanding shares of Series D Preferred Stock:

(a) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that would alter or change the powers, preferences, or special rights of the holders of Series D Preferred Stock so as to affect them adversely and in a manner proportionally different than any other series of Preferred Stock; provided, that the Corporation may create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock that ranks senior to or pari passu with the Series D Preferred Stock in all respects without the written consent or affirmative vote of the holders of at least sixty percent (60%) of the outstanding shares of Series D Preferred Stock; or

(b) enter into an agreement or otherwise agree to do any of the foregoing.

3.7 Series D-2 Preferred Stock Protective Provisions. At any time when at least 1,500,000 shares of Series D-2 Preferred Stock are outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such Preferred Stock), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least sixty percent (60%) of the outstanding shares of Series D-2 Preferred Stock:

(a) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that would alter or change the powers, preferences, or special rights of the holders of Series D-2 Preferred Stock so as to affect them adversely and in a manner proportionally different than any other series of Preferred Stock; provided, that the Corporation may create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock that ranks senior to or pari passu with the Series D-2 Preferred Stock in all respects without the written consent or affirmative vote of the holders of at least sixty percent (60%) of the outstanding shares of Series D-2 Preferred Stock; or

(b) enter into an agreement or otherwise agree to do any of the foregoing.

3.8 Series E-2 Preferred Stock Protective Provisions. At any time when at least 150,000 shares of Series E-2 Preferred Stock are outstanding (as adjusted for any stock splits,

stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such Preferred Stock), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least sixty percent (60%) of the outstanding shares of Series D-2 Preferred Stock:

(a) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that would alter or change the powers, preferences, or special rights of the holders of Series E-2 Preferred Stock so as to affect them adversely and in a manner proportionally different than any other series of Preferred Stock; provided, that the Corporation may create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock that ranks senior to or pari passu with the Series E-2 Preferred Stock in all respects without the written consent or affirmative vote of the holders of at least sixty percent (60%) of the outstanding shares of Series E-2 Preferred Stock; or

(b) enter into an agreement or otherwise agree to do any of the foregoing.

3.9 Series F Preferred Stock Protective Provisions. At any time when at least 2,000,000 shares of Series F Preferred Stock are outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such Preferred Stock), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least sixty percent (60%) of the outstanding shares of Series F Preferred Stock:

(a) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that would alter or change the powers, preferences, or special rights of the holders of Series F Preferred Stock so as to affect them adversely and in a manner proportionally different than any other series of Preferred Stock; provided, that the Corporation may create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock that ranks senior to or pari passu with the Series F Preferred Stock in all respects without the written consent or affirmative vote of the holders of at least sixty percent (60%) of the outstanding shares of Series F Preferred Stock; or

(b) enter into an agreement or otherwise agree to do any of the foregoing.

3.10 Series G-1 Preferred Stock Protective Provisions. At any time when at least 4,500,000 shares of Series G-1 Preferred Stock are outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such Preferred Stock), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the outstanding shares of Series G-1 Preferred Stock:

(a) increase or decrease (other than by conversion) the total number of authorized or designated shares of the Series G-1 Preferred Stock;

(b) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that would alter or change the powers, preferences, or special rights of the holders of Series G-1 Preferred Stock so as to affect them adversely; provided, that the Corporation may create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock that ranks senior to or pari passu with the Series G-1 Preferred Stock in all respects without the written consent or affirmative vote of the holders of a majority of the outstanding shares of Series G-1 Preferred Stock;

(c) reduce or waive the liquidation preference with respect to shares of Series G-1 Preferred Stock in connection with a Liquidation Event;

(d) waive any adjustment of the Conversion Price applicable to Series G-1 Preferred Stock; or

(e) enter into an agreement or otherwise agree to do any of the foregoing.

3.11 Series G-2 Preferred Stock Protective Provisions. At any time when at least 4,500,000 shares of Series G-2 Preferred Stock are outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such Preferred Stock), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the outstanding shares of Series G-2 Preferred Stock:

(a) increase or decrease (other than by conversion) the total number of authorized or designated shares of the Series G-2 Preferred Stock;

(b) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that would alter or change the powers, preferences, or special rights of the holders of Series G-2 Preferred Stock so as to affect them adversely; provided, that the Corporation may create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock that ranks senior to or pari passu with the Series G-2 Preferred Stock in all respects without the written consent or affirmative vote of the holders of a majority of the outstanding shares of Series G-2 Preferred Stock;

(c) reduce or waive the liquidation preference with respect to shares of Series G-2 Preferred Stock in connection with a Liquidation Event;

(d) waive any adjustment of the Conversion Price applicable to Series G-2 Preferred Stock;

(e) effect a Liquidation Event within thirty (30) months of the Original Issue Date of Series G Preferred Stock unless the holders of Preferred Stock and Common Stock receive at least fifteen dollars ($15.00) per share of Preferred Stock and Common Stock (including, for the avoidance of doubt, any Common Stock that may be issuable upon conversion of Preferred Stock) (in each such case, as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such Preferred Stock or Common Stock) in cash and/or Marketable Securities (as defined below) at the closing on the date of consummation of such Liquidation Event; provided, that for all purposes herein, “Marketable Securities” shall mean securities that (i) are registered pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended, and are listed and traded on the New York Stock Exchange or the Nasdaq Stock Market or any successor to the foregoing, (ii) are not subject to any contractual lockup (or similar provision) restricting such securities from being transferred and (iii) upon receipt thereof by holders of Series G Preferred Stock, may immediately be sold in their entirety by such holders without any volume or manner of sale limitations under any applicable securities laws or regulations;

(f) increase or decrease the authorized number of directors constituting the Board;

(g) approve, enter into or consummate any acquisitions, divestitures or exclusive licenses (in a single transaction or series of related transactions and whether by merger, consolidation, combination or acquisition of stock or assets or other similar transaction) by the Corporation or any of its subsidiaries of any corporation, partnership, person, entity, business organization or any division thereof or any equity interests, securities or properties, rights or assets, in each case, involving aggregate proceeds in excess of $100,000,000; or

(h) agree or commit to do any of the foregoing.

4. Optional Conversion.

The holders of each series of Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Right to Convert.

4.1.1 Conversion Ratio. Each share of each series of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the Original Issue Price for such series of Preferred Stock by (ii) the Conversion Price (as defined below) for such series of Preferred Stock in effect with respect to such series at the time of conversion. The “Conversion Price” for each series of Preferred Stock shall be as follows: (A) the “Conversion Price” applicable to the Series A Preferred Stock shall initially be equal to $0.20; (B) the “Conversion Price” applicable to the Series B Preferred Stock shall initially be equal to $0.5185; (C) the “Conversion Price” applicable to the Series C Preferred Stock shall initially be equal to $1.5295; (D) the “Conversion Price” applicable to the Series D Preferred Stock shall initially be equal to $2.9705667; (E) the “Conversion Price” applicable to the Series D-2 Preferred Stock shall initially be equal to $5.3979667; (F) the “Conversion Price” applicable to the Series E-1 Preferred Stock shall initially be equal to $5.9377667, (G) the “Conversion Price” applicable to the Series E-2 Preferred Stock shall initially be equal to $7.9662333, (H) the “Conversion Price” applicable to the Series F Preferred Stock shall initially be equal to $9.0027, (I) “Conversion Price” applicable to the Series G-1 Preferred Stock shall initially be equal to $9.25 and (J) the “Conversion Price” applicable to the Series G-2 Preferred Stock shall initially be equal to $11.00. Such initial Conversion Price for each series, and the rate at which shares of each series of Preferred Stock may be converted into shares of Common Stock (the “Conversion Rate”), shall be subject to adjustment as provided below.

4.1.2 Termination of Conversion Rights. In the event of a Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of any series of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Section 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.

4.3.2 Reservation of Shares. The Corporation shall at all times when any series of Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of each series of Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Conversion Price of any series of Preferred Stock below the then par value of the shares of Common Stock issuable upon conversion of such series of Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at each such adjusted Conversion Price.

4.3.3 Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price applicable to any series of Preferred Stock shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustments to Preferred Stock Conversion Price for Diluting Issues.

4.4.1 Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 4.4.3 below, deemed to be issued) by the Corporation after the Original Issue Date applicable to the Series G Preferred Stock, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i) shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Preferred Stock;

(ii) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 4.5, 4.6, 4.7 or 4.8;

(iii) shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board, including the approval of one of the Preferred Directors; provided, that any such plan, agreement or arrangement approved by the Board prior to the Original Issue Date applicable to the Series G Preferred Stock (a “Pre-Approved Plan”) shall not need the approval of one of the Preferred Directors but only if (and only to the extent that) the number of shares of Common Stock or Options authorized, issued or reserved thereunder does not exceed, in aggregate, the Reserved Employee Pool (and, for avoidance of doubt, any amendment to increase the number of shares authorized, issued or reserved under a Pre-Approved Plan shall require the approval of one of the Preferred Directors);

(iv) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(v) shares of Common Stock issued pursuant to and in accordance with that certain Letter Agreement to the Series G-1/G-2 Preferred Stock Purchase Agreement, by and among the Corporation and certain holders of Series G Preferred Stock, dated on or around the date of the Original Issue Date applicable to the Series G Preferred Stock;

(vi) shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction, or a supplier, customer or other strategic partner, or in connection with the acquisition of another entity or substantially all of its assets, if approved by the Board, including the approval of one of the Preferred Directors; or

(vii) shares of Common Stock, Options or Convertible Securities issued pursuant to an underwritten public offering.

(b) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(c) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(d) “Original Issue Date” shall mean, with respect to each series of Preferred Stock, the date on which the first share of such series of Preferred Stock was issued.

(e) “Reserved Employee Pool” shall mean an aggregate total of 83,767,621 shares of Common Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Common Stock) authorized, reserved or issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries, including shares of Common Stock underlying (directly or indirectly) Options.

4.4.2 Waiver of Adjustment to Conversion Price. Notwithstanding anything herein to the contrary, any adjustment of the Conversion Price applicable to Preferred Stock may be waived, either prospectively or retroactively in a particular instance, and no adjustment shall be made with respect to all series of Preferred Stock with the vote or written consent of the holders of a majority of the then outstanding shares of Preferred Stock, voting together as a separate class (except that such waiver shall not be effective with respect to the Series G Preferred Stock unless the Corporation receives the vote or written consent of the holders of a majority of the Series G-2 Preferred Stock).

4.4.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Original Issue Date of the applicable series of Preferred Stock shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price applicable to any series of Preferred Stock pursuant to the terms of Section 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price applicable to such series of Preferred Stock computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Conversion Price applicable to any series of Preferred Stock to an amount which exceeds the lower of (i) the Conversion Price applicable to such series of Preferred Stock in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price applicable to such series of Preferred Stock that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price applicable to a series of Preferred Stock pursuant to the terms of Section 4.4.4 (either because the consideration per share (determined pursuant to Section 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price applicable to such series of Preferred Stock then in effect, or because such Option or Convertible Security was issued before the Original Issue Date of the applicable series of Preferred Stock), are revised after the Original Issue Date of the applicable series of Preferred Stock as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price applicable to any series of Preferred Stock pursuant to the terms of Section 4.4.4, such Conversion Price shall be readjusted to a Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price applicable to any series of Preferred Stock provided for in this Section 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Section 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price applicable to any series of Preferred Stock that would result under the terms of this Section 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4 Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date of the applicable series of Preferred Stock issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.4.3), without consideration or for a consideration per share less than the Conversion Price applicable to any series of Preferred Stock in effect immediately prior to such issue, then the Conversion Price applicable to such series of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a) “CP2” shall mean the Conversion Price of such series of Preferred Stock in effect immediately after such issue of Additional Shares of Common Stock;

(b) “CP1” shall mean the Conversion Price of such series of Preferred Stock in effect immediately prior to such issue of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue;

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5 Determination of Consideration. For purposes of this Section 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

(iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing

(i) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price applicable to a series of Preferred Stock pursuant to the terms of Section 4.4.4, and such issuance dates occur within a period of no more than sixty (60) days from the first such issuance to the final such issuance, then, upon the final such issuance, the Conversion Price applicable to such series of Preferred Stock shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date of the applicable series of Preferred Stock effect a subdivision of the outstanding Common Stock, the Conversion Price applicable to each such series of Preferred Stock in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Original Issue Date of the applicable series of Preferred Stock combine the outstanding shares of Common Stock, the Conversion Price of each series of Preferred Stock in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date of the applicable series of Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event with respect to each series of Preferred Stock shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(a) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(b) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price applicable to each such series of Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price of each such series of Preferred Stock shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of such series of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of such event.

4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date applicable to the Series G Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of each series of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of such Preferred Stock had been converted into Common Stock on the date of such event.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 2, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of each series of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of such series of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price applicable to each series of Preferred Stock) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock.

4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price applicable to any series of Preferred Stock pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which such shares of such series of Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price then in effect for each series of Preferred Stock, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of each series of Preferred Stock.

4.10 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

5. Mandatory Conversion.

5.1 Trigger Events. Upon (a) the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $20,000,000 of proceeds (before deducting underwriter discounts and commissions) to the Corporation and resulting in an equity market capitalization, on the first trading day of such offering, of not less than $100,000,000 (a “Qualified Public Offering”), (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate (except that, solely in the event of a Qualified Public Offering occurring within twenty-four (24) months from the Original Issue

Date applicable to the Series G Preferred Stock, such conversion shall not be effective with respect to the Series G-1 Preferred Stock or Series G-2 Preferred Stock, unless (1) the Qualified Public Offering has a price per share equal to or greater than the Series G-2 Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) or (2) the Corporation receives the vote or written consent of the holders of a majority of the outstanding shares of Series G-2 Preferred Stock), and (ii) such shares may not be reissued by the Corporation, and (b) the date and time, or the occurrence of an event, specified by vote or written consent of both (x) the holders of capital stock representing a majority of the then outstanding shares of Preferred Stock, voting together as a separate class, and (y) the holders of a majority of the then outstanding shares of Series G-2 Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent, as applicable, is referred to herein as the “Preferred Mandatory Conversion Time”), (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation, (c) with regard to the Series A Preferred Stock, the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series A Mandatory Conversion Time”), (i) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation, (d) with regard to the Series B Preferred Stock, the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series B Mandatory Conversion Time”), (i) all outstanding shares of Series B Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation, (e) with regard to the Series C Preferred Stock, the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least sixty percent (60%) of the outstanding shares of Series C Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series C Mandatory Conversion Time”), (i) all outstanding shares of Series C Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation, (f) with regard to the Series D Preferred Stock, the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least sixty percent (60%) of the outstanding shares of Series D Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series D Mandatory Conversion Time”), (i) all outstanding shares of Series D Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation, (g) with regard to the Series D-2 Preferred Stock or the Series E-2 Preferred Stock, as applicable, the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least sixty percent (60%) of the outstanding shares of Series D-2 Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series D-2/E-2 Mandatory Conversion Time”), (i) all outstanding shares of Series D-2

Preferred Stock or the Series E-2 Preferred Stock, as applicable, shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation, (h) with regard to the Series E-1 Preferred Stock, the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the outstanding shares of Series E-1 Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series E-1 Mandatory Conversion Time”), (i) all outstanding shares of the Series E-1 Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation, (i) with regard to the Series F Preferred Stock, the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least sixty percent (60%) of the outstanding shares of Series F Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series F Mandatory Conversion Time”), (i) all outstanding shares of the Series F Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation, or (j) with regard to the Series G Preferred Stock, the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the outstanding shares of Series G-2 Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series G Mandatory Conversion Time,” and together with the Preferred Mandatory Conversion Time, the Series A Mandatory Conversion Time, the Series B Mandatory Conversion Time, the Series C Mandatory Conversion Time, the Series D Mandatory Conversion Time, the Series D-2/E-2 Mandatory Conversion Time, the Series E-1 Mandatory Conversion Time and the Series F Mandatory Conversion Time, as applicable, the “Mandatory Conversion Time”), (i) all outstanding shares of the Series G-1 Preferred Stock and Series G-2 Preferred Stock shall automatically be converted into shares of Common Stock, at the then applicable effective conversion rate with respect to such series, and (ii) such shares may not be reissued by the Corporation.

5.2 Procedural Requirements. All applicable holders of record of shares of Preferred Stock shall be sent written notice of the applicable Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the applicable Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock so converted shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to any series of Preferred Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the applicable Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement)

therefor, to receive the items provided for in the next sentence of this Section 5.2. As soon as practicable after the applicable Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for the series of Preferred Stock so converted, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Section 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

6. Redemption. The Preferred Stock shall not be redeemable.

7. Amendment and Waiver. Except as otherwise expressly set forth herein, any of the rights, powers, preferences and other terms of the Preferred Stock set forth herein may be waived on behalf of all holders of Preferred Stock by, and any provision of the Certificate of Incorporation may be amended only by, the affirmative written consent or vote of the holders of a majority of the then outstanding shares of Preferred Stock, voting together as a separate class; provided, however, that if a provision of this Certificate of Incorporation requires (a) the approval of holders of a majority of the Series B Preferred Stock voting separately as a series, then the approval of holders of at least a majority of the Series B Preferred Stock shall be required to amend or waive on behalf of all holders of Series B Preferred Stock any such provision, (b) the approval of holders of at least sixty percent (60%) of the Series C Preferred Stock voting separately as a series, then the approval of holders of at least sixty percent (60%) of the Series C Preferred Stock shall be required to amend or waive on behalf of all holders of Series C Preferred Stock any such provision, (c) the approval of holders of at least sixty percent (60%) of the Series D Preferred Stock voting separately as a series, then the approval of holders of at least sixty percent (60%) of the Series D Preferred Stock shall be required to amend or waive on behalf of all holders of Series D Preferred Stock any such provision, (d) the approval of holders of at least sixty percent (60%) of the Series D-2 Preferred Stock voting separately as a series, then the approval of holders of at least sixty percent (60%) of the Series D-2 Preferred Stock shall be required to amend or waive on behalf of all holders of Series D-2 Preferred Stock any such provision, (e) the approval of holders of a majority of the Series E-1 Preferred Stock voting separately as a series, then the approval of holders of a majority of the Series E-1 Preferred Stock shall be required to amend or waive on behalf of all holders of Series E-1 Preferred Stock any such provision, (f) the approval of holders of at least sixty percent (60%) of the Series F Preferred Stock voting separately as a series, then the approval of holders of at least sixty percent (60%) of the Series F Preferred Stock shall be required to amend or waive on behalf of all holders of Series F Preferred Stock any such provision, (g) the approval of holders of a majority of the Series G-1 Preferred Stock voting separately as a series, then the approval of holders of a majority of the Series G-1 Preferred Stock shall be required to amend or waive on behalf of all holders of Series G-1 Preferred Stock any such provision, or (h) the approval of holders of a majority of the Series G-2 Preferred Stock voting separately as a series, then the approval of holders of a majority of the Series G-2 Preferred Stock shall be required to amend or waive on behalf of all holders of Series G-2 Preferred Stock any such provision.

8. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH: Subject to any additional vote required by the Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law. Any amendment, repeal or modification of the foregoing provisions of this Article Ninth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

TENTH: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any affiliate thereof or any of their respective partners, members, managers, directors, officers, stockholders, employees, representatives or agents, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is (x) first expressly presented in writing to a Covered Person who is a director of the Corporation or (y) first presented to, or first acquired, or otherwise first comes into the possession of, a Covered Person who is a director of the Corporation in a meeting of the board of directors of the Corporation (or written materials provided by the Corporation to the board of directors of the Corporation), in each of the case of the foregoing clauses (x) and (y), expressly and solely in such Covered Person’s capacity as a director of the Corporation.

* * *

4. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the General Corporation Law.

5. That this Seventh Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Restated Charter, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Eighth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 6th day of October, 2020.

By:	/s/ Chris Lynch
Chris Lynch, Chief Financial Officer

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